    Exhibit 10.2

Execution Version

THIS AMENDED AND RESTATED PROMISSORY NOTE AND AGREEMENT TO LEND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  NO SALE, TRANSFER, PLEDGE OR ASSIGNMENT OF THIS NOTE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW OR (B) THE HOLDER SHALL DELIVER TO THE COMPANY AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

AMENDED AND RESTATED

PROMISSORY NOTE AND AGREEMENT TO LEND

Up to $20,000,000February 23, 2016

Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for value received, hereby amends and restates in its entirety that certain Amended and Restated Convertible Promissory Note and Agreement to Lend dated June 17, 2015 (the “Original Note”), and the Company hereby promises to pay to Teva Pharmaceuticals USA, Inc. (the “Holder”) under this Amended and Restated Promissory Note and Agreement to Lend (“Note”) the Outstanding Advanced Amount (as defined below), not to exceed an aggregate sum of $20,000,000, as provided below. On the date hereof, the portion of indebtedness evidenced by the Original Note shall be automatically renewed and extended, but not extinguished or cancelled, in accordance with the terms of this Note. Nothing contained herein shall be deemed a repayment or novation of the Original Note.

1.Interpretation.  All capitalized terms used in this Note, unless otherwise defined herein, shall have the meanings given to them in that certain License and Supply Agreement, dated May 7, 2013, as amended (the “License Agreement”), between the Holder and the Company.  In this Note, (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression and (b) the singular shall include the plural and vice versa.

2.Definitions.  As used in this Note, the following terms shall be defined as follows:

2.1“ADASUVE” shall mean that certain drug-device combination product that is comprised of loxapine) delivered by the Staccato Device.

2.2“Business Day” shall mean a date Monday through Friday, but excluding any date on which banks located in (a) the State of New York are authorized by State or federal law to be closed or (b) Israel are authorized by applicable law to be closed.

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2.3“Outstanding Advanced Amount” shall mean, at any given time, the aggregate outstanding amount of all Advances (as defined below) made under this Note up to such time, less any amounts already repaid or otherwise satisfied by Company to Holder in accordance with Section 4.3 hereof. As of the date of this Note and as set forth in Schedule I, $20,000,000 in Advances remains outstanding.

3.Advances.

3.1Subject to the terms and conditions set forth herein, the Company has previously requested and received the advances from the Holder as set forth on Schedule I (each, an “Advance,” and collectively, the “Advances”).  The Company shall not be allowed to reborrow any Advance under this Note after repaying that Advance or any portion thereof.

3.2The Advances made pursuant to this Note and all payments made hereunder shall be recorded by the Holder on its books and records and promptly noted as an amendment on Schedule I attached hereto.  The outstanding Advances as of the date of this Note are currently recorded on Schedule I.  The failure to so record any Advance, prepayment or payment shall not limit or otherwise affect the obligation of the Company to pay any amounts due hereunder.

4.Payment.

4.1Milestone Installment Payments.  The Outstanding Advanced Amount shall be payable in four consecutive annual installments of $5,000,000 (the “Installment Repayments”) with the first of such Installment Repayments being due and payable on January 31 of the first calendar year following the calendar year in which the aggregate annual net sales of ADASUVE and any other Staccato Devices within the United States as presented in the Company’s financial statements, including by the Company and its Affiliates, licensees, sublicensees and other commercial partners, first reach $50,000,000 (the “Initial Installment Repayment”). The three (3) remaining Installment Repayments shall be due and payable by the Company to the Holder on January 31 of each of the three (3) consecutive years following the year in which the Company makes the Initial Installment Repayment.

4.2Acceleration Event.  The Outstanding Advanced Amount shall be immediately due and payable in full, without notice, demand, presentment, protest or other formalities of any kind on or prior to the fifth (5th) Business Day after the occurrence of an Event of Default (as defined in Section 5 hereof).

4.3Prepayments.  The Company shall have the right at any time, and without penalty, to prepay any or all of the aggregate outstanding amount of all Advances made under the Original Note up to such time.

5.Default.

5.1Event of Default.  Any of the following events shall constitute an “Event of Default” hereunder: (a) the admission in writing by the Company of its insolvency; (b) the filing of bankruptcy by the Company; (c) the execution by the Company of a general assignment for the benefit of creditors; (d) the filing by or against the Company of any petition in bankruptcy

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or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more; (e) the failure of Company to perform any of its obligations under this Note, other than the failure to pay any amount due under the terms of this Note when due and payable, after written notice to the Company of such alleged failure to perform and a ten (10) Business Day opportunity to cure; (f) the failure of the Company to pay make any payment under this Note within two (2) Business Days of the date due and payable; (g) the failure of the Company to perform any material obligation under the License Agreement, that certain Stock Issuance Agreement, dated February 23, 2016, by and between the Company and the Holder or that certain Amended and Restated Registration Rights Agreement, dated February 23, 2016, by and between the Company and the Holder, after written notice to the Company of such alleged failure to perform and a ten (10) Business Day opportunity to cure; (h) the appointment of a receiver or trustee to take possession of the property or assets of the Company; (i) any dissolution of the Company; (j) the adoption by the Company of any plan of liquidation; (k) the commencement against the Company of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (l) any challenge or contest by the Company in any action, suit or proceeding of the validity or enforceability of this Note.

5.2Remedies.  During the continuance of an Event of Default, the Holder shall have the right to (a) accelerate the payment of the Outstanding Advanced Amount and (b) enforce this Note by exercise of the rights and remedies granted to him, her or it by applicable law.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

5.3Equitable Remedies.  The Company stipulates that the Holder’s remedies at law in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Note may not be adequate to compensate the Holder to the extent permitted by law and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

5.4Waiver; Cumulative Remedies.  No course of dealing or any delay or failure to exercise any right hereunder on the Holder’s part shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  No single or partial waiver by the Holder of any provision of this Note or of any breach or default hereunder or of any right or remedy shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.  The Holder’s rights and remedies are cumulative and are in addition to all rights and remedies that the Holder may have in law or in equity or by statute or otherwise.

6.Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holder that as of the date hereof, except as set forth in the schedules delivered herewith:

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6.1Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary except where the failure to do so would not reasonably be expected to cause a material adverse effect on the operations, business or financial condition of the Company.

6.2Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of this Note, and (b) the authorization of the performance of all obligations of the Company hereunder.  This Note constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

6.3Valid Issuance.  This Note has been duly and validly authorized.

6.4Consents.  The execution, delivery and performance by the Company of this Note requires no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than such filings as shall have been made prior to and shall be effective on and as of the date hereof and such filings required to be made after the date hereof pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

6.5No Conflict, Breach, Violation or Default.  The execution, delivery and performance of this Note by the Company will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the Company’s certificate of formation or the Company’s bylaws, both as in effect on the date hereof, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties or (c) any agreement or instrument to which the Company is a party or by which the Company is bound.

7.Amendments and Waivers.  No provision of this Note may be amended and the observance of any provision of this Note may not be waived (either generally or in a particular instance and either retrospectively or prospectively) without the prior written consent of the Company and the Holder.

8.Severability.  If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby.

9.Binding Effect.  This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder and their respective successors and assigns.

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10.Notices.  Any notice required by any provision of this Note to be given to the Holder shall be in writing and may be delivered by personal service or facsimile or sent by registered or certified mail, return receipt requested, with postage thereon fully prepaid.  All such communications shall be addressed to the Holder at his, her or its address appearing on the books of the Company.

11.Replacement.  Upon the Company’s receipt of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of this Note and (a) in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or (b) in the case of any such mutilation, upon surrender of this Note for cancellation, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Note.

12.No Rights as Stockholder.  This Note, as such, shall not entitle the Holder to any rights as a stockholder of the Company, except as otherwise specified herein.

13.Headings.  The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note.

14.Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of New York, without regard to principles of conflicts of law.  The Company and the Holder each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York City, New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note.  The Company and the Holder each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

15.Right of Offset.  Without limiting any of the Holder’s other rights or remedies hereunder or otherwise, the Company hereby acknowledges and agrees that the Holder shall have the right to reduce any amount payable by the Holder to the Company pursuant to the License Agreement by any amount owed by the Company and not timely paid to the Holder in accordance with the terms of this Note.

16.Taxes. Any and all payments by or on account of any obligation of the Company under this Note shall be made without deduction or withholding for any taxes; provided, however, if the Holder transfers the Note to a non-U.S. person or Affiliate (a “non-U.S. Transferee”), the Company shall deduct and withhold from payments due to such non-U.S. Transferee pursuant to this Note any taxes required to be deducted and withheld under applicable law.  Any such withheld taxes shall be timely paid over to the appropriate governmental

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authority in accordance with applicable law. To the extent that taxes are deducted and withheld from payments otherwise payable to a non-U.S. Transferee pursuant to this Note, and are paid to the appropriate governmental authority, such deducted and withheld amounts shall be treated for all purposes of this Note as having been paid to the person in respect of whom such deduction and withholding was made.  The Company shall provide such non-U.S. Transferee with proof reasonably satisfactory to such non-U.S. Transferee of any taxes withheld and paid to any governmental authority on behalf of such non-U.S. Transferee. If a payment is payable (in whole or in part) in consideration other than cash to a non-U.S. Transferee pursuant to this Note and if the cash portion of any such payment is insufficient to satisfy all required tax withholding obligations, the Company shall retain an amount of the non-cash consideration otherwise payable or deliverable to such non-U.S. Transferee equal in value to the amount required to satisfy any applicable withholding taxes (as reasonably determined by the Company in good faith).  On or prior to the date hereof, the Holder shall deliver to the Company two executed originals of IRS Form W-9 certifying that the Holder is not subject to U.S. federal backup withholding.  As soon as reasonably practicable following any transfer by the Holder of the Note to a non-U.S. Transferee, such non-U.S. Transferee shall deliver to the Company (a) two executed originals of the applicable IRS Form W-8, and (b) to the extent such non-U.S. Transferee is eligible for an exemption from or reduction of any otherwise applicable withholding tax, any other applicable documentation required or reasonably requested by the Company to establish that such non-U.S. Transferee is entitled to such exemption or reduction.  Any non-U.S. Transferee and the Company shall use commercially reasonable efforts to establish any applicable exemption from or reduction of otherwise applicable withholding taxes with respect to payments made hereunder.  If any payment hereunder to a non-U.S. Transferee is subject to Sections 1471-1474 of the U.S. Internal Revenue Code (“FATCA”), the applicable non-U.S. Transferee shall provide the Company with all documentation prescribed by applicable law or reasonably requested by the Company in order for the Company to comply with its obligations under, and determine the amount, if any, of withholding taxes imposed pursuant to FATCA.

17.Assignment. This Note shall not be assigned or otherwise transferred, nor may any rights or obligations hereunder be assigned or transferred, by the Company to any third party without the prior written consent of the Holder; provided, however, that the Company may assign or otherwise transfer all or any part of this Note without the consent of the Holder to an entity that acquires all or substantially all of the business or assets of the Company, whether by merger, acquisition or otherwise. Any assignment of this Note in contravention of this Section 17 shall be null and void.

[signature page follows]

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IN WITNESS WHEREOF, the Company and the Holder have entered into this Note as of the date hereinabove written.

ALEXZA PHARMACEUTICALS, INC. By: /s/ Thomas B. King Name: Thomas King Title: President and Chief Executive Officer

TEVA PHARMACEUTICALS USA, INC. By: /s/ Deborah A. Griffin Name: Deborah A. Griffin Title: SVP & Chief Accounting Officer

By: /s/ Jamie Berlanska Name: Jamie Berlanska Title: VP Finance and Controller, Teva Americas

Signature Page to Amended and Restated

Promissory Note and Agreement to Lend

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SCHEDULE I

Date of Advance, Payment, or Payment Offset	Amount of Advance, Payment, or Payment Offset	Aggregate Outstanding Advanced Amount
9/27/13	$10,000,000	$10,000,000
12/11/13	$5,000,000	$15,000,000
3/18/14	$5,000,000	$20,000,000
6/13/14	$5,000,000	$25,000,000
2/23/16	$5,000,000	$20,000,000

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